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RAIT INVESTMENT TRUST ANNOUNCES SECOND QUARTER 2003 RESULTS

PHILADELPHIA, PA -- JULY 24, 2003 --

SECOND QUARTER HIGHLIGHTS

- Revenues of $35.9 million for the six months ended June 30, 2003 represents a 5% increase over the six months ended June 30, 2002 revenues of $34.2 million

- Net income of $20.8 million for the six months ended June 30, 2003 represents a 2% increase over the six months ended June 30, 2002 net income of $20.4 million.

RAIT Investment Trust (RAIT) (NYSE: RAS), a company that provides specialized financing to the mid-sized commercial real estate market, reported that revenues for the six months ended June 30, 2003 were $35.9 million as compared to $34.2 million for the six months ended June 30, 2002. Net income for the six months ended June 30, 2003 was $20.8 million, or $1.01 per common share diluted based on 20.6 million weighted average common shares diluted, as compared to $20.4 million, or $1.22 per common share diluted based on 16.7 million weighted average common shares diluted, for the six months ended June 30, 2002.

Revenues for the three months ended June 30, 2003 were $15.3 million as compared to $18.1 million for the three months ended June 30, 2002. Net income for the three months ended June 30, 2003 was $8.4 million, or $0.40 per common share diluted based on 21.0 million weighted average common shares diluted, as compared to $11.0 million, or $0.62 per common share diluted based on 17.8 million weighted average common shares diluted, for the three months ended June 30, 2002.

BALANCE SHEET SUMMARY

As of June 30, 2003, RAIT's total assets were $483.2 million (including $311.2 million of investments in real estate loans and $119.1 million of investments in real estate). As of December 31, 2002, RAIT's total assets were $438.9 million (including $258.9 million of investments in real estate loans and $139.5 million of investments in real estate). As of June 30, 2003, RAIT's indebtedness secured by real estate was $105.0 million and there was $37.1 million aggregate balance outstanding under RAIT's secured lines of credit. As of December 31, 2002 RAIT's indebtedness secured by real estate was $114.6 million and the aggregate amount outstanding under RAIT's secured lines of credit totaled $30.2 million. RAIT's total shareholders' equity was $313.0 million at June 30, 2003 and $277.6 million at December 31, 2002. Total common shares outstanding were 20,846,810 at June 30, 2003 and 18,803,471 at December 31, 2002.

DIVIDEND SUMMARY

On June 19, 2003, RAIT announced a second quarter dividend of $0.62 per share (payable on July 15, 2003 to shareholders of record on July 3, 2003). This dividend represents an annualized yield of 10.7% based on the July 23, 2003 closing stock price of $23.23. Including this second quarter dividend, RAIT has declared a regular quarterly cash dividend of at least $0.51 per share during each of the past twenty quarters.

CONFERENCE CALL LIVE WEBCAST AND REPLAY INFORMATION

Interested parties can access the LIVE webcast of RAIT's Quarterly Earnings Conference Call at 12:00 PM EST on Friday, July 25, 2003 by clicking on the Webcast
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link on RAIT's homepage at www.raitinvestmenttrust.com. The webcast will be archived on the RAIT website for four weeks and can be accessed telephonically until midnight on Friday, August 1, 2003 by dialing 1-800-428-6051, access code 301087.

ABOUT RAIT INVESTMENT TRUST

RAIT Investment Trust (NYSE:RAS) is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to owners of real estate, including senior and mezzanine lending and preferred equity investments. RAIT also acquires real estate for its own account. RAIT, which is taxed as a real estate investment trust, seeks to deliver risk-adjusted returns on equity to shareholders by providing tailored and flexible financing products to its customers. For more information please visit www.raitinvestmenttrust.com or call Investor Relations at 215-861-7900. If you would like to be added to RAIT's distribution list to receive news, updates and announcements, please visit www.raitinvestmenttrust.com.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of RAIT's securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statement, see RAIT's filings with the Securities and Exchange Commission, including Registration Statement No. 333-103618 under the section entitled "Risk Factors" and the Form 10-K for the year ended December 31, 2002. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein.

RAIT INVESTMENT TRUST CONTACT
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com
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                              RAIT INVESTMENT TRUST
                                AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                 For the three months               For the six months
                                                     ended June 30,                   ended June 30,
                                            -----------------------------       -----------------------------

                                               2003              2002             2003               2002
                                            -----------      ------------       -----------      ------------
REVENUES
Interest income                             $ 8,465,137      $  7,802,064       $17,005,794      $ 15,887,797
Rental income                                 5,426,080         6,466,737        12,272,415        13,129,981
Fee income and other                            957,428         3,318,310         1,489,608         3,656,353
Investment income                               448,684           463,541         2,805,555           569,665
Gain on sale of loan                                 --                --                --           947,974
Gain on sale of property interest                    --                --         2,372,220                --
                                            -----------      ------------       -----------      ------------
         Total revenues                      15,297,329        18,050,652        35,945,592        34,191,770

COSTS AND EXPENSES
Interest                                      1,622,050         2,070,940         3,840,046         4,217,542
Property operating expenses                   2,787,652         3,255,602         6,588,996         6,134,846
Salaries and related benefits                   908,767           456,702         1,612,953           904,181
General and administrative                      818,322           361,006         1,368,066           674,052
Depreciation and amortization                   823,493           910,283         1,800,872         1,764,803
                                            -----------      ------------       -----------      ------------
Total costs and expenses                      6,960,284         7,054,533        15,210,933        13,695,424
                                            -----------      ------------       -----------      ------------

Net income before minority interest           8,337,045        10,996,119        20,734,659        20,496,346
Minority interest                                32,994           (38,971)           56,706          (109,954)
                                            -----------      ------------       -----------      ------------
Net income                                  $ 8,370,039      $ 10,957,148       $20,791,365      $ 20,386,392
                                            ===========      ============       ===========      ============

Net income per common share basic           $       .40      $        .62       $      1.02      $       1.23
                                            ===========      ============       ===========      ============

Weighted average common shares basic         20,845,820        17,645,936        20,410,801        16,607,088
                                            ===========      ============       ===========      ============

Net income per common share diluted         $       .40      $        .62       $      1.01      $       1.22
                                            ===========      ============       ===========      ============

Weighted average common shares diluted       21,012,970        17,813,109        20,563,296        16,739,252
                                            ===========      ============       ===========      ============